UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2024

PayPal Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36859	47-2989869
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2211 North First Street

San Jose, CA 95131

(Address of principal executive offices)

(408) 967-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	PYPL	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 25, 2024, Belinda Johnson informed PayPal Holdings, Inc. (“PayPal” or the “Company”) that she will not stand for re-election to PayPal’s Board of Directors (“Board”) when her current term expires at PayPal’s 2024 Annual Meeting of Stockholders (“2024 Annual Meeting”). Ms. Johnson’s decision was not a result of any disagreement with the Company. The Board anticipates that it will reduce the size of the Board to 11 directors effective immediately before the 2024 Annual Meeting.

Item 8.01. Other Events

On March 28, 2024, the Company announced that the Board plans to appoint Carmine Di Sibio as a director effective July 1, 2024. Mr. Di Sibio is currently Global Chair and CEO of EY (“EY”), and has previously announced that he will retire from EY in June 2024. In accordance with EY policy and practice, he is unable to join a public company board prior to his retirement.

A copy of the Company’s press release announcing Ms. Johnson’s decision not to stand for re-election and the Board’s plans to appoint Mr. Di Sibio is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release dated March 28, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PayPal Holdings, Inc.
(Registrant)

Date: March 28, 2024	/s/ Brian Y. Yamasaki
Name: Brian Y. Yamasaki
Title: Vice President, Corporate Legal and Secretary